SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                          ________________________

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported): April 25, 2000


                         ARCHER SYSTEMS LIMITED, INC.
           (Exact name of registrant as specified in its charter)


         Delaware                  0-26955              94-3193197
------------------------------     -------              ----------
(State or other jurisdiction     (Commission         (I.R.S. Employer
 of incorporation)               File Number)       Identification No.)


        75 Lincoln Highway, Route 27, 2nd Floor, Iselin, NJ, 08830 (Address of principal executive offices, including zip code)

  Registrant's telephone number, including area code:  (732) 906-9060

Item 2.   Acquisition or Disposition of Assets
          ------------------------------------

     Archer Systems Limited, Inc. ("Archer"), a Delaware corporation, on April 25, 2000, acquired all the outstanding shares of common stock of NextNet.Com, Inc. ("NextNet"), a Delaware Corporation, in exchange for shares of Archer Common Stock (the "Exchange"). The Exchange was accomplished pursuant to the terms of an Agreement And Plan of Reorganization (attached as Exhibit 2(a)), dated April 17, 2000 (the "Agreement"), by and between Archer and Larry
Weinstein. The terms of the Purchase Agreement reflected the arm's-length negotiations among the parties.

     Pursuant to the terms of the Purchase Agreement, all of the shares of NextNet owned by Larry Weinstein i.e. 2,000,000 common shares, the sole shareholder of NextNet, were exchanged for 2,000,000 shares of Archer Common Stock. As part of the acquisition, Larry Weinstein entered into a five (5) year employment agreement, with NextNet, pursuant to which Larry Weinstein continued as the President and Chief Executive Officer, a copy of the employment agreement is attached as Exhibit 10(f). Larry Weinstein, in accordance with the terms of the employment agreement, is to receive annually compensation equal to twenty-percent (20%) of any increase in equity in NextNet which arises due to operations in addition to receiving a cashless option to purchase 250,000 common shares of NextNet.



Item 7.   Financial Statements and Exhibits.

     (a) The Registrant is not required to file the financial statements of NextNet since it was a new corporation without operations or assets.

     (b) The Registrant is not required to file pro forma financial information in connection with the acquisition since it would not be material.

     (c) Exhibits:

           Exhibit   Description
           -------   -----------
            2(a)     Form of Agreement and Plan of Reorganization dated April
                     17, 2000, by and between Archer System Limited, Inc. and
                     NextNet.Com, Inc.

            10(f) Employment Agreement dated April 25, 2000 between NextNet.Com, Inc. and Larry Weinstein.




                                 SIGNATURES
                                 ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              Archer Systems Limited, Inc.


Date:  May 5, 2000         /s/Walter J. Krzanowski
                              --------------------
                              Walter J. Krzanowski
                              Secretary